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                                                                   EXHIBIT 10.16


                              EMPLOYMENT AGREEMENT



         THIS AGREEMENT, made effective as of this 1st day of January, 2001, by and between STEVEN A. GOULD, M.D. ("Employee") and NORTHFIELD LABORATORIES INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H :

         WHEREAS, Employee is now employed as the President of the Company;

         WHEREAS, the Company and Employee now desire to enter into this Agreement in order to continue such employment for the term set forth herein and subject to the terms and conditions set forth herein; and

         WHEREAS, the Company and Employee desire to continue the Proprietary Information and Inventions Agreement entered into by and between Employee and the Company dated September 1, 1985 (the "Proprietary Information and Inventions Agreement") in full force and effect;

         NOW, THEREFORE, in consideration of the premises, and of the mutual covenants hereinafter set forth, the parties do hereby agree as follows:

         1. Employment. The Company agrees to employ Employee, and Employee agrees to remain in the employ of the Company, for the period (the "Employment Period") beginning on January 1, 2001 and ending on the earlier to occur of (a) December 31, 2002 or (b) the date as of which Employee's employment is terminated pursuant to paragraph 5 of this Agreement. During the Employment Period, Employee shall serve as the President of the Company and shall perform such executive and managerial duties consistent with such position as the Chief Executive Officer and the Board of Directors of the Company shall from time to time direct. Employee shall devote his full business time and attention to the business of the Company and its subsidiaries.

         2. Location. Employee shall be based at the Company's headquarters in Evanston, Illinois, or at such other location as may be agreed upon by Employee and the Board of Directors of the Company. Employee shall, however, also travel to other locations at such times as may be reasonably required for the performance of his duties under this Agreement; provided that the frequency and duration of such travel shall not be substantially greater than the frequency and duration of Employee's travel during his employment by the Company prior to the date of this Agreement.



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         3. Compensation. During the Employment Period, Employee shall be compensated as follows:

                  (a) Salary. An "Employment Year" shall be the twelve-month period beginning on the first day of the Employment Period and on each anniversary of such date during the Employment Period. For the first Employment Year, Employee shall be paid an annual base salary at a rate which is not less than $294,973 per year. For the second Employment Year, Employee shall be paid an annual base salary at a rate which is not less than $303,822 per year. Employee's base salary shall be paid in equal, semi-monthly installments.

                  (b) Bonus. Employee shall be paid a cash bonus of $147,486 as of the date the Company files a Biologic License Application for its PolyHeme blood substitute product with the United States Food and Drug Administration. Employee shall be paid an additional cash bonus of $294,973 as of the date the Company is granted approval for the commercial sale of PolyHeme in the United States for any indication. The Board of Directors of the Company may in its discretion determine to award Employee additional cash bonuses from time to time during the term of this Agreement.

                  (c) Award of Stock Options. On January 1, 2001, the Company awarded Employee stock options under the Northfield Laboratories Inc. 1999 Stock Option Plan to acquire 15,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value of the Company's Common Stock as of the date of grant. On or before January 1, 2002, the Compensation Committee of the Board of Directors of the Company shall review the performance of the Company and Executive during the first Employment Year and shall determine whether the award of additional stock options to Employee is appropriate. The Board of Directors of the Company may in its discretion determine to award Employee additional stock options or other forms of equity incentive compensation from time to time during the term of this Agreement.

                  (d) Paid Vacation. Employee shall be entitled to five weeks paid vacation in each calendar year. Any vacation which is not used by Employee shall be forfeited at the end of the calendar year.

                  (e) Expenses. Employee shall be reimbursed for all reasonable business expenses incurred in the performance of his duties pursuant to this Agreement, to the extent such expenses are substantiated and are consistent with the general policies of the Company and its subsidiaries relating to the reimbursement of expenses of senior executive officers.





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                  (f) Fringe Benefits. In addition to any other compensation provided under this Agreement, Employee shall also be entitled to participate, during the Employment Period, in any and all pension, stock option, relocation, profit sharing, and other employee benefit plans or fringe benefit programs which are from time to time maintained by the Company or its subsidiaries for their senior executive officers, in accordance with the provisions of such plans or programs as from time to time in effect.

                  (g) Deduction and Withholding. All compensation and other benefits payable to or on behalf of Employee pursuant to this Agreement shall be subject to such deductions and withholding as may be agreed to by Employee or required by applicable law.

         4. Other Benefits. The compensation provisions of this Agreement shall be in addition to, and not in derogation or diminution of, any benefits that Employee or his beneficiaries may be entitled to receive under the provisions of any pension, stock option, profit sharing, disability (except as otherwise provided in subparagraph 6(b)), relocation or other employee benefit plan now or hereafter maintained by the Company or by any of its subsidiaries. The Company shall not make any changes in such plans or arrangements which would adversely affect Employee's rights or benefits thereunder, unless such change is made uniformly in a plan of general application to all of the Company's or a subsidiary's eligible employees.

         5. Termination. Employee's employment may be terminated without any breach of this Agreement only under the following circumstances:

                  (a) Death. Employee's employment shall terminate upon his death.

                  (b) Disability. If, as a result of Employee's incapacity due to physical or mental illness or accident, (i) Employee shall have been absent from his duties for the Company on a full-time basis for the entire period of six consecutive months and (ii) within thirty days after written Notice of Termination is given (which may occur before or after the end of such six-month period) shall not have returned to the performance of his duties, the Company may terminate Employee's employment for "disability."

                  (c) Cause. The Company may terminate Employee's employment hereunder for "cause." For purposes of this Agreement, "cause" shall mean the conviction of Employee of any felony or any failure by Employee to comply in all material respects with any material term of this Agreement or the Proprietary Information and Inventions Agreement which conduct or failure is materially injurious to the Company, monetarily or otherwise. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for cause without (i) at least 60 days prior written notice from the Company to Employee setting forth the reasons for the Company's intention to terminate for cause, (ii) an opportunity to cure the stated cause during the 60-day notice period, and (iii) after all of the preceding procedures have been satisfied or made available, delivery to Employee


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         of a Notice of Termination from the Board of Directors of the Company finding that in the good faith opinion of such Board of Directors, Employee was guilty of the conduct or of the failure described in the second sentence of this subparagraph, specifying the particulars in detail, and that Employee has failed to cure the stated cause.

                  (d) Termination by Employee. Employee may voluntarily terminate his employment at any time. Employee's termination of employment shall be for "good reason" if he voluntarily terminates his employment:

                           (i) within 90 days after a "change in control" (as
                  defined below) of the Company for any reason;

                           (ii) at any time after a "change in control" of the
                  Company because:

                                    (A) he has been reassigned to a position of
                           lesser rank or status or to a location other than Evanston, Illinois (or such other location as Employee may agree), without his consent; or

                                    (B) his annual base salary has been reduced;
                           or

                                    (C) his benefits have been reduced;

                           (iii) because of a failure by the Company to comply
                  with any material provision of this Agreement which has not been cured within ten days after written notice of such noncompliance has been given by the Employee to the Company; or

                           (iv) because of any purported termination of the
                  Employee's employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph 5(e) hereof (and for purposes of this Agreement no such purported termination shall be effective).

                  For purposes of this Agreement, a "change in control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect as of the date of this Agreement, promulgated pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to the reporting requirements of the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if:

                           (i) there shall be consummated any sale, lease,
                  exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's assets;






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                           (ii) the stockholders of the Company approve any plan
                  or proposal of liquidation or dissolution of the Company;

                           (iii) there shall be consummated any consolidation or
                  merger of the Company in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have, directly or indirectly, at least an 80% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger;

                           (iv) any "person" or "group" (as such terms are used
                  in Section 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding voting securities ordinarily having the right to vote for the election of directors;

                           (v) individuals who, as of the date of this
                  Agreement, constitute the Board of Directors of the Company (the "Board" generally, and as of the date hereof, the "Incumbent Board") cease for any reason to constitute a majority of the Board; provided that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such individual were a member of the Incumbent Board; provided further that, notwithstanding the foregoing, an individual whose initial assumption of office as a director is in connection with any actual or threatened "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated under the Exchange Act) by any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than the Incumbent Board shall not be considered as a member of the Incumbent Board for purposes of this Agreement; or

                           (vi) the Board fails to nominate Employee for
                  election as a director in connection with any annual or special meeting of the Company's stockholders at which directors are to be elected (Employee having indicated his willingness to be nominated as a director and to serve as a director if elected), Employee is nominated for election as a director in connection with any annual or special meeting of the Company's stockholders at which directors are to be elected (Employee having indicated his willingness to serve as a director if elected) but is not elected as a director by the Company's stockholders at such meeting, or Employee is removed from office as a director, with or without cause, by vote or consent of the Company's stockholders, if, in each case, such event occurs






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                  in connection with any actual or threatened "solicitation" of
                  "proxies" (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated under the Exchange Act) by any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than the Incumbent Board.

                  (e) Notice of Termination. Any termination of Employee's employment by the Company or by Employee (other than termination because of Employee's death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

                  (f) Date of Termination of Employment. "Date of Termination" shall mean (i) if Employee's employment is terminated by his death, the date of his death; (ii) if Employee's employment is terminated for disability pursuant to subparagraph 5(b) above, 30 days after Notice of Termination is given (provided that Employee shall not have returned to the performance of his duties during such thirty-day period); (iii) if Employee's employment is terminated for any other reason, the date specified in the Notice of Termination which shall not be less than 10 days nor more than 60 days from the date Notice of Termination is given; provided that if within 30 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

         6. Compensation Upon Termination of Employment or During Disability.

                  (a) Death. If Employee's employment is terminated by his death, the Company shall continue to pay his full base salary at the rate then in effect to Employee's surviving spouse or, if he has no surviving spouse, to his estate as a death benefit for a period of one month following his Date of Termination.

                  (b) Disability. During any period that Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness or accident, the Company shall continue to pay him his full base salary at the rate then in effect for such period until his Date of Termination and shall pay him any bonus that becomes payable prior to his Date of Termination. Notwithstanding the preceding sentence any salary payments made to Employee during such period of incapacity shall be reduced (but not below zero) by amounts actually paid to the Employee for the same period and at or prior to the time of any such salary payment under disability benefit plans maintained by the Company; provided such



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         disability benefit amounts were not previously applied to reduce any such salary payment.

                  (c) Cause. If Employee's employment is terminated for cause, the Company shall pay Employee his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and, except for other compensation or benefits accrued through his Date of Termination, the Company shall have no further obligations to Employee under this Agreement except as otherwise required by applicable law.

                  (d) Breach; Termination for Good Reason. If (i) in breach of this Agreement, the Company shall terminate Employee's employment other than pursuant to subparagraphs 5(a), 5(b) or 5(c) hereof (it being understood that a purported termination pursuant to subparagraphs 5(b) or 5(c) hereof which is disputed and finally determined not to have been proper shall be a termination of Employee's employment by the Company in breach of this Agreement) or (ii) Employee shall terminate his employment for good reason, then:

                           (i) the Company shall make a lump sum payment to
                  Employee, not later that five business days after the Notice of Termination is given by the Company or Employee, as applicable, in an amount equal to two times Employee's highest annual base salary as in effect at any time during the twelve months preceding the date such Notice of Termination is given;

                           (ii) the Company shall pay to Employee, not later
                  than five business days after the date they become due and payable, any bonus that would have been payable to Employee pursuant to subparagraph 3(b) had Employees employment with the Company continued through the expiration of the Employment Period;

                           (iii) if the termination of Employee's employment
                  occurs after the date of a change in control of the Company, any stock options held by Executive that did not become fully vested and exercisable as of the date of such change in control shall become fully vested and exercisable as of the Date of Termination; and

                           (iv) until the second anniversary of the date the
                  Notice of Termination is given by the Company or Employee, as applicable, Employee shall continue to be eligible to participate in any accident, health, disability, life or similar employee welfare benefit plans maintained by the Company or its subsidiaries, to the same extent he was eligible to participate in such plans at any time during the twelve months preceding the date such Notice of Termination is given and at no cost to him; provided that if such continued participation is precluded by the provisions of such plans or by applicable law, the Company shall provide Employee with comparable benefits of equivalent value.





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                  Employee understands and agrees that if he materially breaches any material provision of the Proprietary Information and Inventions Agreement, the Company shall cease to have any obligation to make any payment under this subparagraph 6(d).

                  (e) Voluntary Termination. If Employee voluntarily terminates his employment other than for good reason, he shall not be entitled to receive any compensation or benefits pursuant to this Agreement, other than compensation or benefits accrued through the Date of Termination or as otherwise required by law.

                  (f) Post-Employment Period Severance. If Employee's employment with the Company terminates at any time after December 31, 2002 for any reason other than Employee's death, disability or discharge for cause and an "employment offer" (as defined below) by the Company is not outstanding as of the date of the termination of Employee's employment, then the Company shall continue to pay Employee his full base salary, at a rate equal to the rate in effect immediately prior to December 31, 2002, until December 31, 2004. If Employee's employment with the Company terminates at any time after December 31, 2002 for any reason other than Employee's death, disability or discharge for cause and an "employment offer" by the Company is outstanding as of the date of the termination of Employee's employment, then the Company shall continue to pay Employee his full base salary, at a rate equal to the rate in effect immediately prior to December 31, 2002, until December 31, 2003. An "employment offer" shall be deemed to be outstanding as of the date of the termination of Employee's employment with the Company if, as of such date, there is outstanding a written offer by the Company to enter into an employment agreement with Employee in substantially the form of this Agreement providing for a term of employment ending on or after December 31, 2004 and an annual base salary at least equal to Employee's base salary in effect immediately prior to December 31, 2002. The Company shall notify Employee in writing at least 30 days prior to the expiration of the Employment Period as to whether the Company plans to extend an employment offer to Employee. Employee shall not be entitled to receive any severance payments under this subparagraph 6(f) if Employee and the Company enter into an employment or severance agreement after the date of this Agreement (including any renewal or extension of this Agreement) that includes severance arrangements relating to the termination of Employee's employment with the Company after December 31, 2002. Employee understands and agrees that if he materially breaches any material provision of the Proprietary Information and Inventions Agreement, the Company shall cease to have any obligation to make any severance payments under this subparagraph. Employee further understands and agrees that the payments to be made to Employee pursuant to this Section 6(f) may be applied by the Company to satisfy its payment obligations set forth in Section 5 of the Proprietary Information and Inventions Agreement for the period during which payments are being made to Employee in accordance with this Section 6(f).






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                  (g) Mitigation. Employee shall not be required to mitigate the amount of any payment provided for this paragraph 6 by seeking other employment or otherwise, nor shall the amount of any payments provided in this Agreement be reduced by any compensation earned by Employee as the result of his self-employment or his employment by another employer after his Date of Termination.

         7. Excise Tax Payments.

                  (a) Right to Receive Gross-Up Payment. In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")) to Employee or for Employee's benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, Employee's employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to herein as the "Excise Tax"), then Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes and the Excise Tax, other than interest and penalties imposed by reason of Employee's failure to file timely a tax return or pay taxes shown due on Employee's return, and including any Excise Tax imposed upon the Gross-Up Payment), Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Determination Relating to Gross-Up Payment. An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by an accounting firm of recognized national standing selected by the Company and reasonably acceptable to Employee (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation, to the Company and Employee within five days of the Date of Termination, if applicable, or such other time as requested by the Company or by Employee (provided Employee reasonably believes that any of the Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by Employee with respect to a Payment or Payments, it shall furnish Employee with an opinion reasonably acceptable to Employee that no Excise Tax shall be imposed with respect to any such Payment or Payments. The Gross-Up Payment, if any, as determined pursuant to this subparagraph 7(b) shall be paid by the Company to Employee within five days after the receipt of the Determination. Within ten days after the delivery of the Determination to Employee, Employee shall have the right to dispute the Determination (the "Dispute"). The existence of the Dispute shall not




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         in any way affect Employee's right to receive the Gross-Up Payment in accordance with the Determination. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and Employee, subject to the application of the provisions of subparagraph 7(c).

                  (c) Excess Payment and Underpayment. As a result of uncertainty in the application of Sections 280G and 4999 of the Code, it is possible that a Gross-Up Payment (or a portion thereof) shall be paid which should not be paid (an "Excess Payment") or that a Gross-Up Payment (or a portion thereof) which should be paid shall not be paid (an "Underpayment"). An Underpayment shall be deemed to have occurred
         (i) upon notice (formal or informal) to Employee from any governmental taxing authority that Employee's tax liability (whether in respect of Employee's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment, (ii) upon a determination by a court, (iii) by reason of a determination by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or (iv) upon the resolution of the Dispute to Employee's satisfaction. If an Underpayment occurs, Employee shall promptly notify the Company and the Company shall promptly, but in any event at least five days prior to the date on which the applicable government taxing authority has requested payment, pay to Employee an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of Employee's failure to file timely a tax return or pay taxes shown due on Employee's return) imposed on the Underpayment. An Excess Payment shall deemed to have occurred upon a Final Determination (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or portion thereof) with respect to which Employee had previously received a Gross-Up Payment. A "Final Determination" shall be deemed to have occurred when Employee has received from the applicable government taxing authority a refund of taxes or other reduction in Employee's tax liability by reason of the Excise Payment and upon either (i) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds Employee and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (ii) the statute of limitations with respect to Employee's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Company to Employee and Employee shall pay to the Company on demand (but not less than 10 days after the determination of such Excess Payment and written notice has been delivered to Employee) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to Employee until the date of repayment to the Company.





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                  (d) Payment of Excise Tax Withholding. Notwithstanding
         anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax is imposed on any Payment or Payments, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

         8. Successors; Binding Agreement.

                  (a) Successors to the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to terminate his employment with the Company for good reason. As used in this Agreement, "Company" shall mean the Company and any successor to its business and/or assets which executes and delivers the agreement provided for in this paragraph 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (b) Assignment. Employee's rights and interests under this Agreement may not be assigned, pledged or encumbered by him without the Company's written consent. This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's surviving spouse or, if there is no surviving spouse, to his estate.

         9. Proprietary Information. Employee and the Company have entered into the Proprietary Information and Inventions Agreement, which agreement shall remain in full force and effect.

         10. Payment of Costs and Indemnification.

                  (a) Payment of Costs. In the event that a dispute arises regarding termination of Employee's employment or the interpretation or enforcement of this Agreement, the Company shall promptly pay, or reimburse to Employee, as and when incurred, all reasonable fees and expenses (including reasonable legal fees and expenses, court costs, costs of investigation and similar expenses) incurred by Employee in contesting or disputing any such termination, in seeking to obtain or enforce any right or benefit provided for in this Agreement, or in otherwise pursuing his claim; provided, however, that the Company shall be entitled to




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         recover from Employee the amount of any such fees and expenses paid by the Company if the Company obtains a final judgment in its favor on the merits of such dispute from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise.

                  (b) Indemnification. The Company shall indemnify and hold Employee harmless to he maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by Employee in connection with the defense of, or as a result of, any action or proceeding (or any appeal from any action or proceeding) in which Employee is made or is threatened to be made a party by reason of the fact that Employee is or was an employee, officer, or director of the Company or any of its subsidiaries, regardless of whether such action or proceeding is one brought by or in the right of the Company to procure a judgment in its favor. The undertaking of subparagraph (a) above is independent of, and shall not be limited or prejudiced by, the undertakings of this subparagraph (b). The indemnification provided in this Agreement is in addition to, and not in derogation of, any rights to indemnification or advancement of expenses to which Executive may otherwise be entitled under the Certificate of Incorporation or Bylaws of the Company, any indemnification contract or agreement, any policy of insurance or otherwise.

                  (c) Warranty. The Company hereby represents and warrants that the undertakings of payment and indemnification set out in (a) and (b) above are not in conflict with the Certificate of Incorporation or Bylaws of the Company or with any validly existing agreement or other proper corporate action of the Company.

         11. Registration Rights.

                  (a) Demand Registration. Upon the terms and subject to the conditions set forth in this paragraph 11, Employee or his estate or legal representative may request a single registration (the "Demand Registration") under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of the shares of the Company's Common Stock beneficially owned by Employee or his estate (collectively, the "Registrable Securities").

                  (b) Demand Priority. The Company shall not include in the Demand Registration any securities which are not Registrable Securities without the prior written consent of Employee or his estate or legal representative. If the Demand Registration is an underwritten offering and the managing underwriters advise the Company that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities which can be sold in an orderly manner in such offering within a price range acceptable to Employee or his estate or legal representative, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of







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

         such underwriters can be sold in an orderly manner within the price range of such offering.

                  (c) Postponement Right. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for the Demand Registration if the Board of Directors of the Company determines in good faith that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business), merger, consolidation or tender offer or to enter into any material license agreement, joint venture arrangement or similar transaction; provided that in such event, the holders of Registrable Securities shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as the permitted Demand Registration hereunder and the Company shall pay all registration expenses in connection with such registration in accordance with subparagraph 11(h).

                  (d) Piggyback Registrations. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to Employee of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the giving of the Company's notice.

                  (e) Piggyback Priority on Company Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities and any other securities requested to be included in such registration by holders entitled to registration rights in connection therewith, pro rata among such holders based on the number of shares requested to be included in such registration, and
         (iii) third, other securities requested to be included in such registration

                  (f) Piggyback Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included therein by the holders thereof, pro rata among such holders based on the number of shares requested to be included in such registration, and (ii) second, other securities requested to be included in such registration.

                  (g) Best Efforts by the Company. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition.

                  (h) Registration Expenses. The Company shall pay all expenses incident to the registration and disposition of the Registrable Securities pursuant to this Agreement, including all registration, filing and applicable securities exchange fees, all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel to the underwriters or the holders of Registrable Securities in connection with "blue sky" qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of counsel for any other person reasonably requested by the holders of a majority of the Registrable Securities included in the registration, the fees and expenses of the Company's independent public accountants and any other independent public accountants whose opinions are included in the registration statement, including the expenses of "cold comfort" letters or any special audits required by, or incident to, such registration, all fees and disbursements of underwriters (other than underwriting discounts and commissions), all transfer taxes, and the reasonable fees and expenses of counsel and accountants to the holders of Registrable Securities; provided that the holders of Registrable Securities will be required to pay all underwriting discounts and commissions in respect of the Registrable Securities being registered by such holders. In connection with any registration pursuant to this Agreement, the Company will not be obligated to pay the fees and expenses for more than one counsel, other than local and special counsel, or for more than one firm of accountants representing the holders of Registrable Securities.

                  (i) Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (j) Indemnification by Holders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual to each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  (k) Limitations on Exercise. The registration rights provided in this paragraph 11 shall be exercisable only after the occurrence of a change in control of the Company.

         12. General Provisions.

                  (a) Fees and Expenses. The Company shall pay as they become due all legal fees and related expenses (including the costs of experts) incurred by Employee as a result of (i) Employee's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) and (ii) Employee seeking to obtain or enforce any right or benefit provided by this Agreement (including any such fees and expenses incurred in connection with any Dispute or Gross-Up Payment, whether as a result of any applicable government taxing authority proceeding, audit or otherwise) or by any other plan or arrangement maintained by the Company under which Employee is or may be entitled to receive benefits.

                  (b) No Set-Off. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including any right of set-off, counterclaim, recoupment, defense or other right which the Company may have against Employee or others.

                  (c) Effect of Headings. The headings of all of the paragraphs and subparagraphs of this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

                  (d) Modification, Amendment, Waiver. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidly, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  (f) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

                  (g) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois.

                  (h) Notices. Any notice to be served under this Agreement shall be in writing and shall be mailed by registered mail, return receipt requested, addressed:

                  If to the Company, to:

                  Northfield Laboratories Inc.
                  1560 Sherman Avenue
                  Evanston, Illinois  60201-4422
                  Attention:  Board of Directors

                  If to Employee, to:

                  c/o Northfield Laboratories Inc.
                  1560 Sherman Avenue
                  Evanston, Illinois  60201-4422

                  or to such other place as either party may specify in writing, delivered in accordance with the provisions of this subparagraph.

                  (i) Survival. The rights and obligations of the parties shall survive the term of Employee's employment to the extent that any performance is required under this Agreement after the expiration or termination of such term.

                  (j) Entire Agreement. This Agreement, together with the Proprietary Information and Inventions Agreement described in paragraph 9 above, constitutes the entire agreement of the parties with respect to the subject matter thereof, and supersedes all previous agreements between the parties relating to the same subject matter (but excluding the Proprietary Information and Inventions Agreement, which agreement shall remain in full force and effect).

                  (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.



                                    * * * * *

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

EMPLOYEE                                            NORTHFIELD LABORATORIES INC.


/s/ Steven A. Gould, M.D.                           By
----------------------------                           -----------------------
Steven A. Gould, M.D.                               Its
                                                       -----------------------













































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